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                                                                  EXHIBIT 23.1A

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Imperial Credit Industries, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Summary Historical and Pro Forma Consolidated Financial and Other Data," "Selected Consolidated Financial Data," and "Experts" in the Registration Statement. Our report contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights."

                                          KPMG Peat Marwick LLP

Los Angeles, California

September 8, 1997